UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2023

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 12, 2023, Workhorse Group Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with High Trail Special Situations LLC (the “Investor”) under which the Company agreed to issue and sell pursuant to an indenture and supplemental indenture to be entered into with U.S. Bank Trust Company, National Association, as trustee, in a registered public offering by the Company directly to the Investor (the “Offering”), a (i) green senior secured convertible note for the principal amount of $20,000,000 (the “Note”) that will be convertible into shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”) and (ii) warrant (the “Warrant”) to purchase 25,601,639 shares of Common Stock. The closing of the Offering is expected to take place on or before December 28, 2023 (such date the transactions contemplated by the Securities Purchase Agreement are consummated, the “Closing Date’).

The Securities Purchase Agreement contains customary representations, warranties and covenants, including limitations on the issuance and sale of certain equity and equity-linked securities of the Company during the period between the signing of the Securities Purchase Agreement and 90 days following the Closing Date, the establishment of an equity line of credit or substantially similar program, such as contemplated by the Purchase Agreement (as defined below) (the “Equity Line of Credit”) and ongoing maintenance of both our existing at-the-market offering program (the “ATM Program”) and the Equity Line of Credit, which are required to have a combined minimum availability of $25,000,000. It also grants the Investor the right to participate in certain future equity and equity-linked transactions of the Company from the issuance date through the 90 days following the satisfaction in full of the Notes and any Additional Notes (as defined below). Issuances and sales under the ATM Program and the Equity Line of Credit are generally not subject to the limitations on the issuance of equity securities or the Investor’s right of participation. No Note may be converted and no Warrant may be exercised to the extent that such conversion or exercise would cause the then holder of such Note or Warrant to become the beneficial owner of more than 4.99%, or, at the option of such holder, 9.99% of the Company’s then outstanding Common Stock, after giving effect to such conversion or exercise.

The Securities Purchase Agreement permits, but does not require, the issuance of up to $20,000,000 in original principal amount of additional green senior secured convertible notes, which may split between 2 subsequent closings, at the election of the Company or the Investor and with the consent of the other party, under a separate form of note that has substantially the same terms as the Note (each, an “Additional Note” and collectively, the “Additional Notes”). Any Additional Note will be convertible into Common Stock at a conversion price equal to the greater of (i) 115% of the Nasdaq Minimum Price (as defined in Nasdaq Rule 5635(d)) at the time of any such future transaction and (ii) the minimum amount necessary to exempt such issuance from the stockholder approval requirement under Nasdaq Rule 5635(d). Any Additional Notes would be pari passu with the Note. In connection with the issuance of any Additional Note, the Company would issue an additional warrant to purchase a number of shares of Common Stock equal to fifty percent of the original principal amount of such Additional Note divided by the Nasdaq Minimum Price at the time of any such financing (each, an “Additional Warrant” and collectively, the “Additional Warrants”). Any Additional Warrant would be on substantially the same terms as the Warrant and the exercise price would be equal to the greater of (i) 115% of the Nasdaq Minimum Price on the date of any such transaction and (ii) the Nasdaq Minimum Price on the date of the Securities Purchase Agreement.

Note

The Note will be issued with original issue discount of 12.5%, resulting in $17,500,000 of proceeds to the Company before fees and expenses. The Note’s stated maturity date is October 1, 2026, and the Note provides that the Investor may, at its option, require us to redeem up to 12.5% of the original principal amount of the Note in cash on the 1st and 15th of each month beginning on January 1, 2024. Accordingly, we expect that the full principal amount of the Note will be recorded on our balance sheet as a short-term liability. The Note will be a senior secured obligation of the Company and rank senior to all unsecured debt of the Company. The Company’s obligations under the Note will be guaranteed by all of its subsidiaries. The Note will initially be secured by substantially all the assets of the Company and its subsidiaries. The Note will not bear interest, other than default interest.

The Note is convertible into Common Stock at a conversion price equal to $.5178 (the “Conversion Price”), subject to customary adjustments for certain corporate events. The Investor may also elect to receive redemption payments in the form of Common Stock on the conversion terms provided in the Note. Subject to certain conditions, the Company can require the Investor to convert the Note at any time if the Daily VWAP (as defined below) of the Company’s Common Stock exceeds 175% of the Conversion Price on each of the immediately preceding 20 consecutive trading days.

The Investor also may require us to redeem the Note in cash in full upon (i) a change of control or other fundamental change at the Company, as described in the Note, at a premium equal to the greater of (a) 115% of the Conversion Value (as defined below) and (b) 105% of the outstanding principal amount of the Note, plus any accrued and unpaid default interest, or (ii) an event of default under the terms of the Note at a premium equal to the greater of (a) 115% of the Conversion Value and (b) 115% of the outstanding principal amount of the Note, plus any accrued and unpaid default interest. As used herein, “Conversion Value” means the outstanding principal amount of the Note, plus any accrued and unpaid default interest, divided by the Conversion Price multiplied by the highest daily volume weighted average price for our Common Stock (the “Daily VWAP”) in the 30 trading days preceding the applicable triggering event.

The Note contains customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. It also requires the Company to at all times maintain minimum liquidity of the lesser of (i) $10 million and (ii) the then aggregate outstanding principal amount under the Notes and any Additional Notes in a deposit account under the control of the collateral agent. Further, it requires the Company to reserve unissued shares for issuance upon conversion or exercise of all Notes and Warrants, and any Additional Notes and Additional Warrants, if issued, in a number equal to the sum of (A) the greater of (i) 150% of (x) the principal amount outstanding under all Notes and any Additional Notes plus all interest accruable on such outstanding principal amount through the Maturity Date divided by the Daily VWAP for our Common Stock on such applicable determination date and (ii) the maximum number of shares issuable upon the full conversion of all Notes then outstanding and (B) the maximum number of shares issuable upon the full exercise of the Warrants and any Additional Warrants then outstanding. In addition, the Note requires that the Company have cash and cash equivalents of at least (x) $25,000,000 on December 31, 2023, (y) $13,500,000 on January 31, 2024, and (z) of $20,000,000 on February 29, 2024. In the event of a default or event of default under the Note, the Note would accrue default interest at a rate of 15.00% per annum (“Default Interest”) until such default is cured and all outstanding Default Interest has been paid. In addition, in the event we consummate a sale and leaseback transaction with respect to the real property where our Union City plant is located, the Investor may, at its option, require us to use up to half of the proceeds we receive in such a sale leaseback transaction to redeem outstanding principal under the Note.

Warrant

The exercise price per share of Common Stock under the Warrant is equal to 115% of the Nasdaq Minimum Price on the date of the Securities Purchase Agreement, subject to adjustments for certain corporate events. The Warrant may be exercised immediately upon issuance and expires three years after issuance. The Investor has a purchase right that allows the Investor to participate in transactions in which the Company issues or sells certain securities or other property to holders of the Company’s Common Stock (the “Purchase Rights”). The Purchase Rights allow the Investor to acquire, on the terms and conditions applicable to such Purchase Rights, the aggregate Purchase Rights which the Investor would have been able to acquire if the Investor held the number of shares of Common Stock acquirable upon exercise of the Warrant. In the event of a Fundamental Transaction (as defined in the Warrant) that is not a change of control or corporate event as described in the Warrant, the surviving entity would be required to assume the Company’s obligations under the Warrant. In addition, if the Company engages in certain transactions that result in the holders of the Common Stock receiving consideration, a holder of the Warrant will have the option to either (i) exercise the Warrant prior to the consummation of such transaction and receive the consideration to be issued or distributed in connection with such transaction or (ii) cause the Company to repurchase the Warrant for its then Black-Scholes Value.

Purchase Agreement

On December 12, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (the “Purchaser”) (each, a “Party”, and together, the “Parties”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company may sell to the Purchaser up to $50,000,000 of shares (the “Purchase Shares”) of Common Stock over the 24-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with the Purchaser, pursuant to which it agreed to provide the Purchaser with certain registration rights related to the shares issued under the Purchase Agreement (the “Registration Rights Agreement”).

For a period of up to 24 months after the satisfaction of the conditions set forth in the Purchase Agreement, the Company has the right, but not the obligation, on any business day selected by the Company (the “Purchase Date”), provided that on such day the closing sale price per-share of the Common Stock is above the Floor Price, as defined in the Purchase Agreement, to require the Purchaser to purchase up to 1,000,000 shares of Common Stock (the “Regular Purchase Amount”) at the Purchase Price (as defined below) per purchase notice (each such purchase, a “Regular Purchase”) provided, however, that the limit on the Regular Purchase Amount will be increased to (i) 1,250,000 shares, if the closing sale price of the Common Stock on the applicable Purchase Date is not below $0.40 and (ii) 1,500,000 shares, if the closing sale price of the Common Stock on the applicable Purchase Date is not below $0.50. The purchase price for Regular Purchases (the “Purchase Price”) shall be equal to 97.5% of the lower of (i) the lowest Sale Price (as defined in the Purchase Agreement) on the Purchase Date (as defined in the Purchase Agreement) for such Regular Purchase and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices (as defined in the Purchase Agreement) for the Common Stock during the ten (10) consecutive business days ending on the business day immediately preceding such Purchase Date for such Regular Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of the Purchase Agreement). The Company shall have the right to submit a Regular Purchase notice to the Purchaser as often as every business day. A Regular Purchase notice is delivered to the Purchaser after the market has closed (i.e., after 4:00 P.M. Eastern Time) so that the Purchase Price is always fixed and known at the time the Company elects to sell shares to the Purchaser.

In addition to Regular Purchases and provided that the Company has directed a Regular Purchase in full, the Company in its sole discretion may require the Purchaser on each Purchase Date to purchase on the following business day (“Accelerated Purchase Date”) up to the lesser of (i) three (3) times the number of shares purchased pursuant to such Regular Purchase or (ii) an amount equal to (A) the Accelerated Purchase Share Percentage (as defined in the Purchase Agreement) multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market (as defined in the Purchase Agreement) during the period on the applicable Accelerated Purchase Date (as defined in the Purchase Agreement) beginning at the Accelerated Purchase Commencement Time (as defined in the Purchase Agreement) for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time (as defined in the Purchase Agreement) for such Accelerated Purchase (the “Accelerated Purchase”) at a purchase price equal to the lesser of 97% of (i) the closing sale price on the Accelerated Purchase Date, or (ii) the Accelerated Purchase Date’s volume weighted average price (the “Accelerated Purchase Price”).

The Company may also direct the Purchaser, on any business day on which an Accelerated Purchase has been completed, to make additional purchases upon the same terms as an Accelerated Purchase (an “Additional Accelerated Purchase”).

The purchase price of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases and the minimum closing sale price for a Regular Purchase will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the business days used to compute the purchase price. The aggregate number of shares that the Company can sell to the Purchaser (including the Commitment Shares) at or below the price of $0.3906 per share under the Purchase Agreement may in no case exceed 52,151,507 shares (subject to adjustment as described above) of Common Stock (which is equal to approximately 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless shareholder approval is obtained to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply, in accordance with Nasdaq Capital Market rules.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied, which conditions include the delivery to the Purchaser of a prospectus supplement covering the shares of Common Stock issued or sold by the Company to the Purchaser under the Purchase Agreement, the filing with the Nasdaq Stock Market of a Listing of Additional Shares notification with respect to the shares and Nasdaq having raised no objection to the consummation of transactions contemplated under the Purchase Agreement, and the receipt by the Purchaser of a customary opinion of counsel and other certificates and closing documents. The Company is not permitted to make sales under the Purchase Agreement during the pendency of certain “Suspension Events,” including the unavailability of an effective registration statement for the sale of Purchase Shares by the Company or the Purchaser.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, by giving one business day’s notice to the Purchaser to terminate the Purchase Agreement. The Purchaser has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. In connection with the execution of the Purchase Agreement, the Company agreed to issue 3,775,105 shares of Common Stock to the Purchaser as a fee for its commitment to purchase shares of Common Stock under the Purchase Agreement (the “Commitment Shares”).

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified Variable Rate Transactions (as defined in the Purchase Agreement) for the period specified in the Purchase Agreement.

The issuance of the Purchase Shares and Commitment Shares have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-273357) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed on or around the Commencement Date (as defined in the Purchase Agreement).

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and the Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the Securities and Exchange Commission.

The description of the terms and conditions of the Purchase Agreement, the Note, the Warrant, the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, the Note, and the Warrant, which are filed as exhibits to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Note, the Warrant or the shares of Common Stock discussed herein in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement.
10.2	Form of Note.
10.3	Form of Warrant.
10.4	Form of Purchase Agreement.
10.5	Form of Registration Rights Agreement.
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: December 12, 2023	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

4